EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-113851) on Form S-8 of Champion Industries, Inc. and Subsidiaries of our report dated January 25, 2008, on our audit of the consolidated financial statements, and the financial statement schedule, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of Champion Industries, Inc. and Subsidiaries for the year ended October 31, 2007.

/s/ ARNETT & FOSTER, P.L.L.C.

Charleston, West Virginia
January 25, 2008